Exhibit 99.1

Bristol Myers Squibb and Nektar Announce Update on Phase 3 PIVOT IO-001 Trial Evaluating Bempegaldesleukin (BEMPEG) in Combination with Opdivo (nivolumab) in Previously Untreated Unresectable or Metastatic Melanoma

(PRINCETON, N.J., & SAN FRANCISCO, March 14, 2022) -- Bristol Myers Squibb (NYSE: BMY) and Nektar Therapeutics (NASDAQ: NKTR) today announced an update following the first analysis of the Phase 3 PIVOT IO-001 study evaluating the doublet therapy of bempegaldesleukin in combination with Opdivo (nivolumab) compared to Opdivo monotherapy as a first-line treatment for previously untreated unresectable or metastatic melanoma. Following a review of the study for efficacy and safety by an independent Data Monitoring Committee (DMC), Bristol Myers Squibb and Nektar were informed that the study did not meet the primary endpoints of progression-free survival (PFS) and objective response rate (ORR) as assessed by Blinded Independent Central Review (BICR). The DMC notified the companies that the third primary endpoint of overall survival (OS) did not meet statistical significance at the first interim analysis.

Given there was no additional clinical benefit in the doublet therapy arm compared to the monotherapy arm for the primary endpoints of PFS and ORR, and based on the data reviewed by the DMC, the companies have decided to unblind the trial and to perform no additional analyses for the OS endpoint. Additionally, based on the results from PIVOT IO-001, the companies have also made the decision to discontinue enrollment and unblind the ongoing PIVOT-12 study in adjuvant melanoma, which is evaluating the doublet therapy of bempegaldesleukin in combination with Opdivo compared to Opdivo monotherapy in patients at high risk for recurrence after complete resection of melanoma. Patients in both studies will be counseled on their treatment options, and permitted to continue treatment if agreed to with their physician.

The companies will review the data and plan to share the results with the scientific community.

“As a leader in developing innovative therapies for patients with cancer, we have continued to explore novel strategies that may expand treatment benefits to more patients with advanced disease,” said Jonathan Cheng, senior vice president and head of oncology development, Bristol Myers Squibb. “We are disappointed with the results of this trial, which we had hoped would lead to a new therapeutic option to treat metastatic melanoma. We express our gratitude to the patients, caregivers and investigators who chose to participate in these trials.”

The other four studies ongoing for bempegaldesleukin plus Opdivo in renal cell carcinoma and bladder cancer are continuing.

“While we are surprised and deeply disappointed in these results for the melanoma study, we will continue to await initial results from our first two ongoing studies in renal cell carcinoma and urothelial cancer, which are currently expected in the first half of 2022,” said Jonathan Zalevsky, chief research and development officer of Nektar Therapeutics. “We look forward to collaborating with BMS to evaluate the data from these other studies to guide the future development of bempegaldesleukin. Nektar remains dedicated to the development of therapeutics to treat cancer and auto-immune disease.”

About PIVOT IO-001

PIVOT IO-001 is a randomized Phase 3 study evaluating the combination of bempegaldesleukin in combination with Opdivo versus Opdivo alone in patients with previously untreated unresectable or metastatic melanoma. The study is sponsored and conducted by Bristol-Myers Squibb. A total of 783 patients were randomized 1:1 to receive a combination of bempegaldesleukin 0.006 mg/kg and Opdivo 360 mg or Opdivo 360 mg by intravenous infusion every three weeks in an outpatient setting. Patients were treated until disease recurrence, unacceptable toxicity or withdrawal of consent for up to 24 months.

About PIVOT-12

PIVOT-12 is a randomized Phase 3 open-label study evaluating the adjuvant immunotherapy of bempegaldesleukin combined with Opdivo versus Opdivo alone after complete resection of melanoma in patients at high risk for recurrence. The study is sponsored and conducted by Nektar Therapeutics.

About Nektar Therapeutics

Nektar Therapeutics is a biopharmaceutical company with a robust, wholly owned R&D pipeline of investigational medicines in oncology, immunology, and virology as well as a portfolio of approved partnered medicines. Nektar is headquartered in San Francisco, California, with additional operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

Bristol Myers Squibb: Creating a Better Future for People with Cancer

Bristol Myers Squibb is inspired by a single vision — transforming patients’ lives through science. The goal of the company’s cancer research is to deliver medicines that offer each patient a better, healthier life and to make cure a possibility. Building on a legacy across a broad range of cancers that have changed survival expectations for many, Bristol Myers Squibb researchers are exploring new frontiers in personalized medicine, and through innovative digital platforms, are turning data into insights that sharpen their focus. Deep scientific expertise, cutting-edge capabilities and discovery platforms enable the company to look at cancer from every angle. Cancer can have a relentless grasp on many parts of a patient’s life, and Bristol Myers Squibb is committed to taking actions to address all aspects of care, from diagnosis to survivorship. Because as a leader in cancer care, Bristol Myers Squibb is working to empower all people with cancer to have a better future.

About Opdivo

Opdivo is a programmed death-1 (PD-1) immune checkpoint inhibitor that is designed to uniquely harness the body’s own immune system to help restore anti-tumor immune response. By harnessing the body’s own immune system to fight cancer, Opdivo has become an important treatment option across multiple cancers.

Opdivo’s leading global development program is based on Bristol Myers Squibb’s scientific expertise in the field of Immuno-Oncology, and includes a broad range of clinical trials across all phases, including Phase 3, in a variety of tumor types. To date, the Opdivo clinical development program has treated more than 35,000 patients. The Opdivo trials have contributed to gaining a deeper understanding of the potential role of biomarkers in patient care, particularly regarding how patients may benefit from Opdivo across the continuum of PD-L1 expression.

In July 2014, Opdivo was the first PD-1 immune checkpoint inhibitor to receive regulatory approval anywhere in the world. Opdivo is currently approved in more than 65 countries, including the United States, the European Union, Japan and China. In October 2015, the Company’s Opdivo and Yervoy combination regimen was the first Immuno-Oncology to receive regulatory approval for the treatment of metastatic melanoma and is currently approved in more than 50 countries, including the United States and the European Union.

INDICATIONS

OPDIVO® (nivolumab), as a single agent, is indicated for the treatment of adult patients with unresectable or metastatic melanoma.

OPDIVO® (nivolumab), in combination with YERVOY® (ipilimumab), is indicated for the treatment of adult patients with unresectable or metastatic melanoma.

OPDIVO® (nivolumab) is indicated for the adjuvant treatment of adult patients with melanoma with involvement of lymph nodes or metastatic disease who have undergone complete resection.

OPDIVO® (nivolumab), in combination with platinum-doublet chemotherapy, is indicated as neoadjuvant treatment of adult patients with resectable (tumors ≥4 cm or node positive) non-small cell lung cancer (NSCLC).

OPDIVO® (nivolumab), in combination with YERVOY® (ipilimumab), is indicated for the first-line treatment of adult patients with metastatic non-small cell lung cancer (NSCLC) whose tumors express PD-L1 (≥1%) as determined by an FDA-approved test, with no EGFR or ALK genomic tumor aberrations.

OPDIVO® (nivolumab), in combination with YERVOY® (ipilimumab) and 2 cycles of platinum-doublet chemotherapy, is indicated for the first-line treatment of adult patients with metastatic or recurrent non-small cell lung cancer (NSCLC), with no EGFR or ALK genomic tumor aberrations.

OPDIVO® (nivolumab) is indicated for the treatment of adult patients with metastatic non-small cell lung cancer (NSCLC) with progression on or after platinum-based chemotherapy. Patients with EGFR or ALK genomic tumor aberrations should have disease progression on FDA-approved therapy for these aberrations prior to receiving OPDIVO.

OPDIVO® (nivolumab), in combination with YERVOY® (ipilimumab), is indicated for the first-line treatment of adult patients with unresectable malignant pleural mesothelioma (MPM).

OPDIVO® (nivolumab), in combination with YERVOY® (ipilimumab), is indicated for the first-line treatment of adult patients with intermediate or poor risk advanced renal cell carcinoma (RCC).

OPDIVO® (nivolumab), in combination with cabozantinib, is indicated for the first-line treatment of adult patients with advanced renal cell carcinoma (RCC).

OPDIVO® (nivolumab) is indicated for the treatment of adult patients with advanced renal cell carcinoma (RCC) who have received prior anti-angiogenic therapy.

OPDIVO® (nivolumab) is indicated for the treatment of adult patients with classical Hodgkin lymphoma (cHL) that has relapsed or progressed after autologous hematopoietic stem cell transplantation (HSCT) and brentuximab vedotin or after 3 or more lines of systemic therapy that includes autologous HSCT. This indication is approved under accelerated approval based on overall response rate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials.

OPDIVO® (nivolumab) is indicated for the treatment of adult patients with recurrent or metastatic squamous cell carcinoma of the head and neck (SCCHN) with disease progression on or after platinum-based therapy.

OPDIVO® (nivolumab) is indicated for the treatment of adult patients with locally advanced or metastatic urothelial carcinoma who have disease progression during or following platinum-containing chemotherapy or have disease progression within 12 months of neoadjuvant or adjuvant treatment with platinum-containing chemotherapy.

OPDIVO® (nivolumab), as a single agent, is indicated for the adjuvant treatment of adult patients with urothelial carcinoma (UC) who are at high risk of recurrence after undergoing radical resection of UC.

OPDIVO® (nivolumab), as a single agent, is indicated for the treatment of adult and pediatric (12 years and older) patients with microsatellite instability-high (MSI-H) or mismatch repair deficient (dMMR) metastatic colorectal cancer (CRC) that has progressed following treatment with a fluoropyrimidine, oxaliplatin, and irinotecan. This indication is approved under accelerated approval based on overall response rate and duration of response.

Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials.

OPDIVO® (nivolumab), in combination with YERVOY® (ipilimumab), is indicated for the treatment of adults and pediatric patients 12 years and older with microsatellite instability-high (MSI-H) or mismatch repair deficient (dMMR) metastatic colorectal cancer (CRC) that has progressed following treatment with a fluoropyrimidine, oxaliplatin, and irinotecan. This indication is approved under accelerated approval based on overall response rate and duration of response. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials.

OPDIVO® (nivolumab), in combination with YERVOY® (ipilimumab), is indicated for the treatment of adult patients with hepatocellular carcinoma (HCC) who have been previously treated with sorafenib. This indication is approved under accelerated approval based on overall response rate and duration of response. Continued approval for this indication may be contingent upon verification and description of clinical benefit in the confirmatory trials.

OPDIVO® (nivolumab) is indicated for the treatment of adult patients with unresectable advanced, recurrent or metastatic esophageal squamous cell carcinoma (ESCC) after prior fluoropyrimidine- and platinum-based chemotherapy.

OPDIVO® (nivolumab) is indicated for the adjuvant treatment of completely resected esophageal or gastroesophageal junction cancer with residual pathologic disease in adult patients who have received neoadjuvant chemoradiotherapy (CRT).

OPDIVO® (nivolumab), in combination with fluoropyrimidine- and platinum- containing chemotherapy, is indicated for the treatment of adult patients with advanced or metastatic gastric cancer, gastroesophageal junction cancer, and esophageal adenocarcinoma.

IMPORTANT SAFETY INFORMATION

Severe and Fatal Immune-Mediated Adverse Reactions

Immune-mediated adverse reactions listed herein may not include all possible severe and fatal immune-mediated adverse reactions.

Immune-mediated adverse reactions, which may be severe or fatal, can occur in any organ system or tissue. While immune-mediated adverse reactions usually manifest during treatment, they can also occur after discontinuation of OPDIVO or YERVOY. Early identification and management are essential to ensure safe use of OPDIVO and YERVOY. Monitor for signs and symptoms that may be clinical manifestations of underlying immune-mediated adverse reactions. Evaluate clinical chemistries including liver enzymes, creatinine, adrenocorticotropic hormone (ACTH) level, and thyroid function at baseline and periodically during treatment with OPDIVO and before each dose of YERVOY. In cases of suspected immune-mediated adverse reactions, initiate appropriate workup to exclude alternative etiologies, including infection. Institute medical management promptly, including specialty consultation as appropriate.

Withhold or permanently discontinue OPDIVO and YERVOY depending on severity (please see section 2 Dosage and Administration in the accompanying Full Prescribing Information). In general, if OPDIVO or YERVOY interruption or discontinuation is required, administer systemic corticosteroid therapy (1 to 2 mg/kg/day prednisone or equivalent) until improvement to Grade 1 or less. Upon improvement to Grade 1 or less, initiate corticosteroid taper and continue to taper over at least 1 month. Consider administration of other systemic immunosuppressants in patients whose immune-mediated adverse reactions are not controlled with corticosteroid therapy. Toxicity management guidelines for adverse reactions that do not necessarily require systemic steroids (e.g., endocrinopathies and dermatologic reactions) are discussed below.

Immune-Mediated Pneumonitis

OPDIVO and YERVOY can cause immune-mediated pneumonitis. The incidence of pneumonitis is higher in patients who have received prior thoracic radiation. In patients receiving OPDIVO monotherapy, immune- mediated pneumonitis occurred in 3.1% (61/1994) of patients, including Grade 4 (<0.1%), Grade 3 (0.9%), and Grade 2 (2.1%). In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg every 3 weeks, immune-mediated pneumonitis occurred in 7% (31/456) of patients, including Grade 4 (0.2%), Grade 3 (2.0%), and Grade 2 (4.4%). In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg every 3 weeks, immune-mediated pneumonitis occurred in 3.9% (26/666) of patients, including Grade 3 (1.4%) and Grade 2 (2.6%). In NSCLC patients receiving OPDIVO 3 mg/kg every 2 weeks with YERVOY 1 mg/kg every 6 weeks, immune-mediated pneumonitis occurred in 9% (50/576) of patients, including Grade 4 (0.5%), Grade 3 (3.5%), and Grade 2 (4.0%). Four patients (0.7%) died due to pneumonitis.

In Checkmate 205 and 039, pneumonitis, including interstitial lung disease, occurred in 6.0% (16/266) of patients receiving OPDIVO. Immune-mediated pneumonitis occurred in 4.9% (13/266) of patients receiving OPDIVO, including Grade 3 (n=1) and Grade 2 (n=12).

Immune-Mediated Colitis

OPDIVO and YERVOY can cause immune-mediated colitis, which may be fatal. A common symptom included in the definition of colitis was diarrhea. Cytomegalovirus (CMV) infection/reactivation has been reported in patients with corticosteroid-refractory immune-mediated colitis. In cases of corticosteroid-refractory colitis, consider repeating infectious workup to exclude alternative etiologies. In patients receiving OPDIVO monotherapy, immune-mediated colitis occurred in 2.9% (58/1994) of patients, including Grade 3 (1.7%) and Grade 2 (1%). In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg every 3 weeks, immune-mediated colitis occurred in 25% (115/456) of patients, including Grade 4 (0.4%), Grade 3 (14%) and Grade 2 (8%). In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg every 3 weeks, immune-mediated colitis occurred in 9% (60/666) of patients, including Grade 3 (4.4%) and Grade 2 (3.7%).

Immune-Mediated Hepatitis and Hepatotoxicity

OPDIVO and YERVOY can cause immune-mediated hepatitis. In patients receiving OPDIVO monotherapy, immune-mediated hepatitis occurred in 1.8% (35/1994) of patients, including Grade 4 (0.2%), Grade 3 (1.3%), and Grade 2 (0.4%). In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg every 3 weeks, immune- mediated hepatitis occurred in 15% (70/456) of patients, including Grade 4 (2.4%), Grade 3 (11%), and Grade 2 (1.8%). In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg every 3 weeks, immune-mediated hepatitis occurred in 7% (48/666) of patients, including Grade 4 (1.2%), Grade 3 (4.9%), and Grade 2 (0.4%).

OPDIVO in combination with cabozantinib can cause hepatic toxicity with higher frequencies of Grade 3 and 4 ALT and AST elevations compared to OPDIVO alone. Consider more frequent monitoring of liver enzymes as compared to when the drugs are administered as single agents. In patients receiving OPDIVO and cabozantinib, Grades 3 and 4 increased ALT or AST were seen in 11% of patients.

Immune-Mediated Endocrinopathies

OPDIVO and YERVOY can cause primary or secondary adrenal insufficiency, immune-mediated hypophysitis, immune-mediated thyroid disorders, and Type 1 diabetes mellitus, which can present with diabetic ketoacidosis. Withhold OPDIVO and YERVOY depending on severity (please see section 2 Dosage and Administration in the accompanying Full Prescribing Information). For Grade 2 or higher adrenal insufficiency, initiate symptomatic treatment, including hormone replacement as clinically indicated. Hypophysitis can present with acute symptoms associated with mass effect such as headache, photophobia, or visual field defects. Hypophysitis can cause hypopituitarism; initiate hormone replacement as clinically indicated. Thyroiditis can present with or without endocrinopathy. Hypothyroidism can follow hyperthyroidism; initiate hormone replacement or medical management as clinically indicated. Monitor patients for hyperglycemia or other signs and symptoms of diabetes; initiate treatment with insulin as clinically indicated.

In patients receiving OPDIVO monotherapy, adrenal insufficiency occurred in 1% (20/1994), including Grade 3 (0.4%) and Grade 2 (0.6%). In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg every 3 weeks, adrenal insufficiency occurred in 8% (35/456), including Grade 4 (0.2%), Grade 3 (2.4%), and Grade 2 (4.2%). In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg every 3 weeks, adrenal insufficiency occurred in 7% (48/666) of patients, including Grade 4 (0.3%), Grade 3 (2.5%), and Grade 2 (4.1%). In patients receiving OPDIVO and cabozantinib, adrenal insufficiency occurred in 4.7% (15/320) of patients, including Grade 3 (2.2%) and Grade 2 (1.9%). In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg every 3 weeks, adrenal insufficiency occurred in 8% (35/456), including Grade 4 (0.2%), Grade 3 (2.4%), and Grade 2 (4.2%). In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg every 3 weeks, adrenal insufficiency occurred in 7% (48/666) of patients, including Grade 4 (0.3%), Grade 3 (2.5%), and Grade 2 (4.1%). In patients receiving OPDIVO and cabozantinib, adrenal insufficiency occurred in 4.7% (15/320) of patients, including Grade 3 (2.2%) and Grade 2 (1.9%).

In patients receiving OPDIVO monotherapy, hypophysitis occurred in 0.6% (12/1994) of patients, including Grade 3 (0.2%) and Grade 2 (0.3%). In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg every 3 weeks, hypophysitis occurred in 9% (42/456), including Grade 3 (2.4%) and Grade 2 (6%). In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg every 3 weeks, hypophysitis occurred in 4.4% (29/666) of patients, including Grade 4 (0.3%), Grade 3 (2.4%), and Grade 2 (0.9%).

In patients receiving OPDIVO monotherapy, thyroiditis occurred in 0.6% (12/1994) of patients, including Grade 2 (0.2%). In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg every 3 weeks, thyroiditis occurred in 2.7% (22/666) of patients, including Grade 3 (4.5%) and Grade 2 (2.2%).

In patients receiving OPDIVO monotherapy, hyperthyroidism occurred in 2.7% (54/1994) of patients, including Grade 3 (<0.1%) and Grade 2 (1.2%). In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg every 3 weeks, hyperthyroidism occurred in 9% (42/456) of patients, including Grade 3 (0.9%) and Grade 2 (4.2%). In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg every 3 weeks, hyperthyroidism occurred in 12% (80/666) of patients, including Grade 3 (0.6%) and Grade 2 (4.5%).

In patients receiving OPDIVO monotherapy, hypothyroidism occurred in 8% (163/1994) of patients, including Grade 3 (0.2%) and Grade 2 (4.8%). In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg every 3 weeks, hypothyroidism occurred in 20% (91/456) of patients, including Grade 3 (0.4%) and Grade 2 (11%). In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg every 3 weeks, hypothyroidism occurred in 18% (122/666) of patients, including Grade 3 (0.6%) and Grade 2 (11%).

In patients receiving OPDIVO monotherapy, diabetes occurred in 0.9% (17/1994) of patients, including Grade 3 (0.4%) and Grade 2 (0.3%), and 2 cases of diabetic ketoacidosis. In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg every 3 weeks, diabetes occurred in 2.7% (15/666) of patients, including Grade 4 (0.6%), Grade 3 (0.3%), and Grade 2 (0.9%).

Immune-Mediated Nephritis with Renal Dysfunction

OPDIVO and YERVOY can cause immune-mediated nephritis. In patients receiving OPDIVO monotherapy, immune-mediated nephritis and renal dysfunction occurred in 1.2% (23/1994) of patients, including Grade 4 (<0.1%), Grade 3 (0.5%), and Grade 2 (0.6%). In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg every 3 weeks, immune-mediated nephritis with renal dysfunction occurred in 4.1% (27/666) of patients, including Grade 4 (0.6%), Grade 3 (1.1%), and Grade 2 (2.2%).

Immune-Mediated Dermatologic Adverse Reactions

OPDIVO can cause immune-mediated rash or dermatitis. Exfoliative dermatitis, including Stevens-Johnson syndrome (SJS), toxic epidermal necrolysis (TEN), and drug rash with eosinophilia and systemic symptoms (DRESS) has occurred with PD-1/PD-L1 blocking antibodies. Topical emollients and/or topical corticosteroids may be adequate to treat mild to moderate nonexfoliative rashes.

YERVOY can cause immune-mediated rash or dermatitis, including bullous and exfoliative dermatitis, SJS, TEN, and DRESS. Topical emollients and/or topical corticosteroids may be adequate to treat mild to moderate non- bullous/exfoliative rashes.

Withhold or permanently discontinue OPDIVO and YERVOY depending on severity (please see section 2 Dosage and Administration in the accompanying Full Prescribing Information).

In patients receiving OPDIVO monotherapy, immune-mediated rash occurred in 9% (171/1994) of patients, including Grade 3 (1.1%) and Grade 2 (2.2%). In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg every 3 weeks, immune-mediated rash occurred in 28% (127/456) of patients, including Grade 3 (4.8%) and Grade 2 (10%). In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg every 3 weeks, immune-mediated rash occurred in 16% (108/666) of patients, including Grade 3 (3.5%) and Grade 2 (4.2%).

Other Immune-Mediated Adverse Reactions

The following clinically significant immune-mediated adverse reactions occurred at an incidence of <1% (unless otherwise noted) in patients who received OPDIVO monotherapy or OPDIVO in combination with YERVOY or were reported with the use of other PD-1/PD-L1 blocking antibodies. Severe or fatal cases have been reported for some of these adverse reactions: cardiac/vascular: myocarditis, pericarditis, vasculitis; nervous system: meningitis, encephalitis, myelitis and demyelination, myasthenic syndrome/myasthenia gravis (including exacerbation), Guillain-Barré syndrome, nerve paresis, autoimmune neuropathy; ocular: uveitis, iritis, and other ocular inflammatory toxicities can occur; gastrointestinal: pancreatitis to include increases in serum amylase and lipase levels, gastritis, duodenitis; musculoskeletal and connective tissue: myositis/polymyositis, rhabdomyolysis, and associated sequelae including renal failure, arthritis, polymyalgia rheumatica; endocrine: hypoparathyroidism; other (hematologic/immune): hemolytic anemia, aplastic anemia, hemophagocytic lymphohistiocytosis (HLH), systemic inflammatory response syndrome, histiocytic necrotizing lymphadenitis (Kikuchi lymphadenitis), sarcoidosis, immune thrombocytopenic purpura, solid organ transplant rejection.

In addition to the immune-mediated adverse reactions listed above, across clinical trials of YERVOY monotherapy or in combination with OPDIVO, the following clinically significant immune-mediated adverse reactions, some with fatal outcome, occurred in <1% of patients unless otherwise specified: nervous system: autoimmune neuropathy (2%), myasthenic syndrome/myasthenia gravis, motor dysfunction; cardiovascular: angiopathy, temporal arteritis; ocular: blepharitis, episcleritis, orbital myositis, scleritis; gastrointestinal: pancreatitis (1.3%); other (hematologic/immune): conjunctivitis, cytopenias (2.5%), eosinophilia (2.1%), erythema multiforme, hypersensitivity vasculitis, neurosensory hypoacusis, psoriasis.

Some ocular IMAR cases can be associated with retinal detachment. Various grades of visual impairment, including blindness, can occur. If uveitis occurs in combination with other immune-mediated adverse reactions, consider a Vogt-Koyanagi-Harada–like syndrome, which has been observed in patients receiving OPDIVO and YERVOY, as this may require treatment with systemic corticosteroids to reduce the risk of permanent vision loss.

Infusion-Related Reactions

OPDIVO and YERVOY can cause severe infusion-related reactions. Discontinue OPDIVO and YERVOY in patients with severe (Grade 3) or life-threatening (Grade 4) infusion-related reactions. Interrupt or slow the rate of infusion in patients with mild (Grade 1) or moderate (Grade 2) infusion-related reactions. In patients receiving OPDIVO monotherapy as a 60-minute infusion, infusion-related reactions occurred in 6.4% (127/1994) of patients. In a separate trial in which patients received OPDIVO monotherapy as a 60-minute infusion or a 30- minute infusion, infusion-related reactions occurred in 2.2% (8/368) and 2.7% (10/369) of patients, respectively. Additionally, 0.5% (2/368) and 1.4% (5/369) of patients, respectively, experienced adverse reactions within 48 hours of infusion that led to dose delay, permanent discontinuation or withholding of OPDIVO. In melanoma patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg every 3 weeks, infusion-related reactions occurred in 2.5% (10/407) of patients. In HCC patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg every 3 weeks, infusion-related reactions occurred in 8% (4/49) of patients. In RCC patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg every 3 weeks, infusion-related reactions occurred in 5.1% (28/547) of patients. In MSI- H/dMMR mCRC patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg every 3 weeks, infusion-related reactions occurred in 4.2% (5/119) of patients. In MPM patients receiving OPDIVO 3 mg/kg every 2 weeks with YERVOY 1 mg/kg every 6 weeks, infusion-related reactions occurred in 12% (37/300) of patients.

Complications of Allogeneic Hematopoietic Stem Cell Transplantation

Fatal and other serious complications can occur in patients who receive allogeneic hematopoietic stem cell transplantation (HSCT) before or after being treated with OPDIVO or YERVOY. Transplant-related complications include hyperacute graft-versus-host-disease (GVHD), acute GVHD, chronic GVHD, hepatic veno-occlusive disease (VOD) after reduced intensity conditioning, and steroid-requiring febrile syndrome (without an identified infectious cause). These complications may occur despite intervening therapy between OPDIVO or YERVOY and allogeneic HSCT.

Follow patients closely for evidence of transplant-related complications and intervene promptly. Consider the benefit versus risks of treatment with OPDIVO and YERVOY prior to or after an allogeneic HSCT.

Embryo-Fetal Toxicity

Based on its mechanism of action and findings from animal studies, OPDIVO and YERVOY can cause fetal harm when administered to a pregnant woman. The effects of YERVOY are likely to be greater during the second and third trimesters of pregnancy. Advise pregnant women of the potential risk to a fetus. Advise females of reproductive potential to use effective contraception during treatment with OPDIVO and YERVOY and for at least 5 months after the last dose.

Increased Mortality in Patients with Multiple Myeloma when OPDIVO is Added to a Thalidomide Analogue and Dexamethasone

In randomized clinical trials in patients with multiple myeloma, the addition of OPDIVO to a thalidomide analogue plus dexamethasone resulted in increased mortality. Treatment of patients with multiple myeloma with a PD-1 or PD-L1 blocking antibody in combination with a thalidomide analogue plus dexamethasone is not recommended outside of controlled clinical trials.

Lactation

There are no data on the presence of OPDIVO or YERVOY in human milk, the effects on the breastfed child, or the effects on milk production. Because of the potential for serious adverse reactions in breastfed children, advise women not to breastfeed during treatment and for 5 months after the last dose.

Serious Adverse Reactions

In Checkmate 037, serious adverse reactions occurred in 41% of patients receiving OPDIVO (n=268). Grade 3 and 4 adverse reactions occurred in 42% of patients receiving OPDIVO. The most frequent Grade 3 and 4 adverse drug reactions reported in 2% to <5% of patients receiving OPDIVO were abdominal pain, hyponatremia, increased aspartate aminotransferase, and increased lipase. In Checkmate 066, serious adverse reactions occurred in 36% of patients receiving OPDIVO (n=206). Grade 3 and 4 adverse reactions occurred in 41% of patients receiving OPDIVO. The most frequent Grade 3 and 4 adverse reactions reported in ≥2% of patients receiving OPDIVO were gamma-glutamyltransferase increase (3.9%) and diarrhea (3.4%). In Checkmate 067, serious adverse reactions (74% and 44%), adverse reactions leading to permanent discontinuation (47% and 18%) or to dosing delays (58% and 36%), and Grade 3 or 4 adverse reactions (72% and 51%) all occurred more frequently in the OPDIVO plus YERVOY arm (n=313) relative to the OPDIVO arm (n=313). The most frequent (≥10%) serious adverse reactions in the OPDIVO plus YERVOY arm and the OPDIVO arm, respectively, were diarrhea (13% and 2.2%), colitis (10% and 1.9%), and pyrexia (10% and 1.0%). In Checkmate 238, serious adverse reactions occurred in 18% of patients receiving OPDIVO (n=452). Grade 3 or 4 adverse reactions occurred in 25% of OPDIVO-treated patients (n=452). The most frequent Grade 3 and 4 adverse reactions reported in ≥2% of OPDIVO-treated patients were diarrhea and increased lipase and amylase. In Checkmate 816, serious adverse reactions occurred in 30% of patients (n=176) who were treated with OPDIVO in combination with platinum-doublet chemotherapy. Serious adverse reactions in >2% included pneumonia and vomiting. No fatal adverse reactions occurred in patients who received OPDIVO in combination with platinum-doublet chemotherapy. In Checkmate 227, serious adverse reactions occurred in 58% of patients (n=576). The most frequent (≥2%) serious adverse reactions were pneumonia, diarrhea/colitis, pneumonitis, hepatitis, pulmonary embolism, adrenal insufficiency, and hypophysitis. Fatal adverse reactions occurred in 1.7% of patients; these included events of pneumonitis (4 patients), myocarditis, acute kidney injury, shock, hyperglycemia, multi-system organ failure, and renal failure. In Checkmate 9LA, serious adverse reactions occurred in 57% of patients (n=358). The most frequent (>2%) serious adverse reactions were pneumonia, diarrhea, febrile neutropenia, anemia, acute kidney injury, musculoskeletal pain, dyspnea, pneumonitis, and respiratory failure. Fatal adverse reactions occurred in 7 (2%) patients, and included hepatic toxicity, acute renal failure, sepsis, pneumonitis, diarrhea with hypokalemia, and massive hemoptysis in the setting of thrombocytopenia. In Checkmate 017 and 057, serious adverse reactions occurred in 46% of patients receiving OPDIVO (n=418). The most frequent serious adverse reactions reported in ≥2% of patients receiving OPDIVO were pneumonia, pulmonary embolism, dyspnea, pyrexia, pleural effusion, pneumonitis, and respiratory failure. In Checkmate 057, fatal adverse reactions occurred; these included events of infection (7 patients, including one case of Pneumocystis jirovecii pneumonia), pulmonary embolism (4 patients), and limbic encephalitis (1 patient). In Checkmate 743, serious adverse reactions occurred in 54% of patients receiving OPDIVO plus YERVOY. The most frequent serious adverse reactions reported in ≥2% of patients were pneumonia, pyrexia, diarrhea, pneumonitis, pleural effusion, dyspnea, acute kidney injury, infusion-related reaction, musculoskeletal pain, and pulmonary embolism. Fatal adverse reactions occurred in 4 (1.3%) patients and included pneumonitis, acute heart failure, sepsis, and encephalitis. In Checkmate 214, serious adverse reactions occurred in 59% of patients receiving OPDIVO plus YERVOY (n=547). The most frequent serious adverse reactions reported in ≥2% of patients were diarrhea, pyrexia, pneumonia, pneumonitis, hypophysitis, acute kidney injury, dyspnea, adrenal insufficiency, and colitis. In Checkmate 9ER, serious adverse reactions occurred in 48% of patients receiving OPDIVO and cabozantinib (n=320). The most frequent serious adverse reactions reported in ≥2% of patients were diarrhea, pneumonia, pneumonitis, pulmonary embolism, urinary tract infection, and hyponatremia. Fatal intestinal perforations occurred in 3 (0.9%) patients. In Checkmate 025, serious adverse reactions occurred in 47% of patients receiving OPDIVO (n=406). The most frequent serious adverse reactions reported in ≥2% of patients were acute kidney injury, pleural effusion, pneumonia, diarrhea, and hypercalcemia. In Checkmate 205 and 039, adverse reactions leading to discontinuation occurred in 7% and dose delays due to adverse reactions occurred in 34% of patients (n=266). Serious adverse reactions occurred in 26% of patients. The most frequent serious adverse reactions reported in ≥1% of patients were pneumonia, infusion-related reaction, pyrexia, colitis or diarrhea, pleural effusion, pneumonitis, and rash. Eleven patients died from causes other than disease progression: 3 from adverse reactions within 30 days of the last OPDIVO dose, 2 from infection 8 to 9 months after completing OPDIVO, and 6 from complications of allogeneic HSCT. In Checkmate 141, serious adverse reactions occurred in 49% of patients receiving OPDIVO (n=236). The most frequent serious adverse reactions reported in ≥2% of patients receiving OPDIVO were pneumonia, dyspnea, respiratory failure, respiratory tract infection, and sepsis. In Checkmate 275, serious adverse reactions occurred in 54% of patients receiving OPDIVO (n=270). The most frequent serious adverse reactions reported in ≥2% of patients receiving OPDIVO were urinary tract infection, sepsis, diarrhea, small intestine obstruction, and general physical health deterioration. In Checkmate 274, serious adverse reactions occurred in 30% of patients receiving OPDIVO (n=351). The most frequent serious adverse reaction reported in ≥2% of patients receiving OPDIVO was urinary tract infection. Fatal adverse reactions occurred in 1% of patients; these included events of pneumonitis (0.6%). In Checkmate 142 in MSI-H/dMMR mCRC patients receiving OPDIVO with YERVOY (n=119), serious adverse reactions occurred in 47% of patients. The most frequent serious adverse reactions reported in ≥2% of patients were colitis/diarrhea, hepatic events, abdominal pain, acute kidney injury, pyrexia, and dehydration. In Checkmate 040, serious adverse reactions occurred in 59% of patients receiving OPDIVO with YERVOY (n=49). Serious adverse reactions reported in ≥4% of patients were pyrexia, diarrhea, anemia, increased AST, adrenal insufficiency, ascites, esophageal varices hemorrhage, hyponatremia, increased blood bilirubin, and pneumonitis. In Attraction-3, serious adverse reactions occurred in 38% of patients receiving OPDIVO (n=209). Serious adverse reactions reported in ≥2% of patients who received OPDIVO were pneumonia, esophageal fistula, interstitial lung disease, and pyrexia. The following fatal adverse reactions occurred in patients who received OPDIVO: interstitial lung disease or pneumonitis (1.4%), pneumonia (1.0%), septic shock (0.5%), esophageal fistula (0.5%), gastrointestinal hemorrhage (0.5%), pulmonary embolism (0.5%), and sudden death (0.5%). In Checkmate 577, serious adverse reactions occurred in 33% of patients receiving OPDIVO (n=532). A serious adverse reaction reported in ≥2% of patients who received OPDIVO was pneumonitis. A fatal reaction of myocardial infarction occurred in one patient who received OPDIVO. In Checkmate 649, serious adverse reactions occurred in 52% of patients treated with OPDIVO in combination with chemotherapy (n=782). The most frequent serious adverse reactions reported in ≥2% of patients treated with OPDIVO in combination with chemotherapy were vomiting (3.7%), pneumonia (3.6%), anemia (3.6%), pyrexia (2.8%), diarrhea (2.7%), febrile neutropenia (2.6%), and pneumonitis (2.4%). Fatal adverse reactions occurred in 16 (2.0%) patients who were treated with OPDIVO in combination with chemotherapy; these included pneumonitis (4 patients), febrile neutropenia (2 patients), stroke (2 patients), gastrointestinal toxicity, intestinal mucositis, septic shock, pneumonia, infection, gastrointestinal bleeding, mesenteric vessel thrombosis, and disseminated intravascular coagulation.

Common Adverse Reactions

In Checkmate 037, the most common adverse reaction (≥20%) reported with OPDIVO (n=268) was rash (21%). In Checkmate 066, the most common adverse reactions (≥20%) reported with OPDIVO (n=206) vs dacarbazine (n=205) were fatigue (49% vs 39%), musculoskeletal pain (32% vs 25%), rash (28% vs 12%), and pruritus (23% vs 12%). In Checkmate 067, the most common (≥20%) adverse reactions in the OPDIVO plus YERVOY arm (n=313) were fatigue (62%), diarrhea (54%), rash (53%), nausea (44%), pyrexia (40%), pruritus (39%), musculoskeletal pain (32%), vomiting (31%), decreased appetite (29%), cough (27%), headache (26%), dyspnea (24%), upper respiratory tract infection (23%), arthralgia (21%), and increased transaminases (25%). In Checkmate 067, the most common (≥20%) adverse reactions in the OPDIVO arm (n=313) were fatigue (59%), rash (40%), musculoskeletal pain (42%), diarrhea (36%), nausea (30%), cough (28%), pruritus (27%), upper respiratory tract infection (22%), decreased appetite (22%), headache (22%), constipation (21%), arthralgia (21%), and vomiting (20%). In Checkmate 238, the most common adverse reactions (≥20%) reported in OPDIVO- treated patients (n=452) vs ipilimumab-treated patients (n=453) were fatigue (57% vs 55%), diarrhea (37% vs 55%), rash (35% vs 47%), musculoskeletal pain (32% vs 27%), pruritus (28% vs 37%), headache (23% vs 31%), nausea (23% vs 28%), upper respiratory infection (22% vs 15%), and abdominal pain (21% vs 23%). The most common immune-mediated adverse reactions were rash (16%), diarrhea/colitis (6%), and hepatitis (3%). In Checkmate 816, the most common (>20%) adverse reactions in the OPDIVO plus chemotherapy arm (n=176) were nausea (38%), constipation (34%), fatigue (26%), decreased appetite (20%), and rash (20%). In Checkmate 227, the most common (≥20%) adverse reactions were fatigue (44%), rash (34%), decreased appetite (31%), musculoskeletal pain (27%), diarrhea/colitis (26%), dyspnea (26%), cough (23%), hepatitis (21%), nausea (21%), and pruritus (21%). In Checkmate 9LA, the most common (>20%) adverse reactions were fatigue (49%), musculoskeletal pain (39%), nausea (32%), diarrhea (31%), rash (30%), decreased appetite (28%), constipation (21%), and pruritus (21%). In Checkmate 017 and 057, the most common adverse reactions (≥20%) in patients receiving OPDIVO (n=418) were fatigue, musculoskeletal pain, cough, dyspnea, and decreased appetite. In Checkmate 743, the most common adverse reactions (≥20%) in patients receiving OPDIVO plus YERVOY were fatigue (43%), musculoskeletal pain (38%), rash (34%), diarrhea (32%), dyspnea (27%), nausea (24%), decreased appetite (24%), cough (23%), and pruritus (21%). In Checkmate 214, the most common adverse reactions (≥20%) reported in patients treated with OPDIVO plus YERVOY (n=547) were fatigue (58%), rash (39%), diarrhea (38%), musculoskeletal pain (37%), pruritus (33%), nausea (30%), cough (28%), pyrexia (25%), arthralgia (23%), decreased appetite (21%), dyspnea (20%), and vomiting (20%). In Checkmate 9ER, the most common adverse reactions (≥20%) in patients receiving OPDIVO and cabozantinib (n=320) were diarrhea (64%), fatigue (51%), hepatotoxicity (44%), palmar-plantar erythrodysaesthesia syndrome (40%), stomatitis (37%), rash (36%), hypertension (36%), hypothyroidism (34%), musculoskeletal pain (33%), decreased appetite (28%), nausea (27%), dysgeusia (24%), abdominal pain (22%), cough (20%) and upper respiratory tract infection (20%). In Checkmate 025, the most common adverse reactions (≥20%) reported in patients receiving OPDIVO (n=406) vs everolimus (n=397) were fatigue (56% vs 57%), cough (34% vs 38%), nausea (28% vs 29%), rash (28% vs 36%), dyspnea (27% vs 31%), diarrhea (25% vs 32%), constipation (23% vs 18%), decreased appetite (23% vs 30%), back pain (21% vs 16%), and arthralgia (20% vs 14%). In Checkmate 205 and 039, the most common adverse reactions (≥20%) reported in patients receiving OPDIVO (n=266) were upper respiratory tract infection (44%), fatigue (39%), cough (36%), diarrhea (33%), pyrexia (29%), musculoskeletal pain (26%), rash (24%), nausea (20%) and pruritus (20%). In Checkmate 141, the most common adverse reactions (≥10%) in patients receiving OPDIVO (n=236) were cough (14%) and dyspnea (14%) at a higher incidence than investigator’s choice. In Checkmate 275, the most common adverse reactions (≥20%) reported in patients receiving OPDIVO (n=270) were fatigue (46%), musculoskeletal pain (30%), nausea (22%), and decreased appetite (22%). In Checkmate 274, the most common adverse reactions (≥20%) reported in patients receiving OPDIVO (n=351) were rash (36%), fatigue (36%), diarrhea (30%), pruritus (30%), musculoskeletal pain (28%), and urinary tract infection (22%). In Checkmate 142 in MSI-H/dMMR mCRC patients receiving OPDIVO as a single agent (n=74), the most common adverse reactions (≥20%) were fatigue (54%), diarrhea (43%), abdominal pain (34%), nausea (34%), vomiting (28%), musculoskeletal pain (28%), cough (26%), pyrexia (24%), rash (23%), constipation (20%), and upper respiratory tract infection (20%). In Checkmate 142 in MSI-H/dMMR mCRC patients receiving OPDIVO with YERVOY (n=119), the most common adverse reactions (≥20%) were fatigue (49%), diarrhea (45%), pyrexia (36%), musculoskeletal pain (36%), abdominal pain (30%), pruritus (28%), nausea (26%), rash (25%), decreased appetite (20%), and vomiting (20%). In Checkmate 040, the most common adverse reactions (≥20%) in patients receiving OPDIVO with YERVOY (n=49), were rash (53%), pruritus (53%), musculoskeletal pain (41%), diarrhea (39%), cough (37%), decreased appetite (35%), fatigue (27%), pyrexia (27%), abdominal pain (22%), headache (22%), nausea (20%), dizziness (20%), hypothyroidism (20%), and weight decreased (20%). In Attraction-3, the most common adverse reactions (≥20%) in OPDIVO-treated patients (n=209) were rash (22%) and decreased appetite (21%). In Checkmate 577, the most common adverse reactions (≥20%) in patients receiving OPDIVO (n=532) were fatigue (34%), diarrhea (29%), nausea (23%), rash (21%), musculoskeletal pain (21%), and cough (20%). In Checkmate 649, the most common adverse reactions (≥20%) in patients treated with OPDIVO in combination with chemotherapy (n=782) were peripheral neuropathy (53%), nausea (48%), fatigue (44%), diarrhea (39%), vomiting (31%), decreased appetite (29%), abdominal pain (27%), constipation (25%), and musculoskeletal pain (20%).

Please see US Full Prescribing Information for OPDIVO and YERVOY.

Clinical Trials and Patient Populations

Checkmate 037–previously treated metastatic melanoma; Checkmate 066—previously untreated metastatic melanoma; Checkmate 067–previously untreated metastatic melanoma, as a single agent or in combination with YERVOY; Checkmate 238–adjuvant treatment of melanoma; Checkmate 816–neoadjuvant non-small cell lung cancer, in combination with platinum-doublet chemotherapy; Checkmate 227—previously untreated metastatic non-small cell lung cancer, in combination with YERVOY; Checkmate 9LA–previously untreated recurrent or metastatic non-small cell lung cancer in combination with YERVOY and 2 cycles of platinum-doublet chemotherapy by histology; Checkmate 017–second-line treatment of metastatic squamous non-small cell lung cancer; Checkmate 057–second-line treatment of metastatic non-squamous non-small cell lung cancer; Checkmate 743–previously untreated unresectable malignant pleural mesothelioma, in combination with YERVOY; Checkmate 214–previously untreated renal cell carcinoma, in combination with YERVOY; Checkmate 9ER–previously untreated renal cell carcinoma, in combination with cabozantinib; Checkmate 025–previously treated renal cell carcinoma; Checkmate 205/039–classical Hodgkin lymphoma; Checkmate 141–recurrent or metastatic squamous cell carcinoma of the head and neck; Checkmate 275–previously treated advanced or metastatic urothelial carcinoma; Checkmate 274–adjuvant treatment of urothelial carcinoma; Checkmate 142– MSI-H or dMMR metastatic colorectal cancer, as a single agent or in combination with YERVOY; Checkmate 142–MSI-H or dMMR metastatic colorectal cancer, as a single agent or in combination with YERVOY; Checkmate 040–hepatocellular carcinoma, in combination with YERVOY; Attraction-3–esophageal squamous cell carcinoma; Checkmate 577–adjuvant treatment of esophageal or gastroesophageal junction cancer; Checkmate 649– previously untreated advanced or metastatic gastric or gastroesophageal junction or esophageal adenocarcinoma.

About the Bristol Myers Squibb and Ono Pharmaceutical Collaboration

In 2011, through a collaboration agreement with Ono Pharmaceutical Co., Bristol Myers Squibb expanded its territorial rights to develop and commercialize Opdivo globally, except in Japan, South Korea and Taiwan, where Ono had retained all rights to the compound at the time. On July 23, 2014, Ono and Bristol Myers Squibb further expanded the companies’ strategic collaboration agreement to jointly develop and commercialize multiple immunotherapies – as single agents and combination regimens – for patients with cancer in Japan, South Korea and Taiwan.

About Bristol Myers Squibb

Bristol Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube, Facebook and Instagram.

Celgene and Juno Therapeutics are wholly owned subsidiaries of Bristol-Myers Squibb Company. In certain countries outside the U.S., due to local laws, Celgene and Juno Therapeutics are referred to as, Celgene, a Bristol Myers Squibb company and Juno Therapeutics, a Bristol Myers Squibb company.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of pharmaceutical products. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Among other risks, there can be no guarantee that the collaboration with Nektar will progress as contemplated in this release or that NKTR-214, alone or in combination with Opdivo or Opdivo plus Yervoy will receive regulatory approval for the treatment of cancer. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect Bristol Myers Squibb’s business and market, particularly those identified in the cautionary statement and risk factors discussion in Bristol Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, Bristol Myers Squibb undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements which can be identified by words such as: “will,” “may,” “design,” “potential,” “initiate,” “plan,” “advance” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the future development plans and the timing of data readouts for bempegaldesleukin. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others: (i) our statements regarding the therapeutic potential of bempegaldesleukin are based on preclinical and clinical findings and observations and are subject to change as research and development continue; (ii) bempegaldesleukin is an investigational agent and continued research and development for this drug candidate is subject to substantial risks, including negative safety and efficacy findings in ongoing clinical studies (notwithstanding positive findings in earlier preclinical and clinical studies); (iii) bempegaldesleukin remains in clinical development and the risk of clinical failure is high and can unexpectedly occur at any stage prior to regulatory approval; (iv) the timing of the end of clinical trials and the availability of clinical data may be delayed or unsuccessful due; (v) patents may not issue from our patent applications for our drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (vi) certain other important risks and uncertainties set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2022. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Contacts:

Bristol Myers Squibb

Media Inquiries:

media@bms.com

Investors:

investor.relations@bms.com

Nektar:

Media Inquiries:

Dan Budwick of 1AB
973-271-6085

dan@1abmedia.com

Investors:

Vivian Wu of Nektar Therapeutics
628-895-0661

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